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EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

This agreement is made between The DeWolfe Company, Inc., ("DeWolfe") and Richard Loughlin who is associated with DeWolfe as a General Operations Manager ("Employee"). DeWolfe agrees to associate with Employee upon the terms contained in this agreement, and Employee agrees to work in the best interests of DeWolfe at all times, upon the terms contained in this agreement.

TERM: The employment shall begin, or did begin, on October 1, 1989 and will continue until canceled, amended or terminated as described herein.

TITLE: The Employee will use the title of Senior Vice President, or any other title designated by DeWolfe from time to time to describe the Employee in all dealings with others.

ASSIGNMENT: The Employee's assignment and responsibilities will be defined by DeWolfe, and may be changed at any time. The Employee is responsible for developing and implementing a comprehensive operating plan, based upon the strategic goals established by the Executive Committee of The DeWolfe Companies. The Employee will manage the Regional Operating Managers and assist them in executing their plans to improve operational productivity (operating costs per closed transaction). The Employee will also support and assist the Regional Operating Managers in the management, motivation and support of local operating and administrative managers and staff. In general, it is the responsibility of the Employee to improve operational productivity, while providing the facilities, systems and service necessary for the delivery of real estate services and the processing of real estate transactions. The Employee will keep informed about the real estate business in general, and about the specific programs available through DeWolfe, and shall participate in all training, meetings and functions required by DeWolfe. The Employee will not provide real estate brokerage services to sellers, buyers, landlords or tenants directly for a fee.

COMPENSATION: Compensation will be established by DeWolfe from time to time, and initially will be paid in accordance with the Compensation Schedule attached as Exhibit A. The Employee shall be entitled to all benefits generally provided by DeWolfe to its employees. Employee may accept referral fees from the referral of real estate business to sales associates, up to 12 1/2 % of the company commission available on the transaction or side referred. The office commission available is the total commission income, after payment of co-broke fees, external and internal referral fees, and off-the-top fees (i.e. the amount on which the associate's commission split is calculated is the office commission available). Employee may also accept referral fees from the referral of real estate business to other offices within DeWolfe, up to 12 1/2% of the company commission available on the transaction or side. The Employee may also accept referral fees from the referral of real estate business outside DeWolfe's effective service areas, in accordance with company policy established from time to time. All such referrals must be referred through DeWolfe Relocation Services. Referral fees may only be accepted on business from customers or clients with whom the Employee has had a prior business or personal relationship, or who were actively solicited by the Employee.

TERMINATION: This Agreement and the employment created thereby may be terminated at any time without cause by either party i) upon thirty days' written notice or
ii) by DeWolfe at any time without notice provided that Employee shall receive additional compensation in an amount equal to the Base Pay for a period of four weeks. DeWolfe may terminate this agreement and the employment created herein without notice for cause, including fraud, criminal activity, dereliction of duties or willful failure to comply with the terms of the agreement or DeWolfe policies and procedures. All employee benefits including but not limited to health insurance benefits, shall cease as of the date of termination, except as otherwise provided by law. For a period of one year after termination, the Employee will not solicit any employee, sales associate or manager, or other person associated with DeWolfe or its affiliated companies, for the purpose of inducing that person(s) to terminate employment or association with DeWolfe. Upon termination, the Employee shall immediately return all DeWolfe property to a DeWolfe management representative, including all keys, documents, client and customer lists, computer hardware and software, etc.

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CONFIDENTIALITY: It is understood that the Employee may from time to time have knowledge of information which is confidential in nature, including, but not limited to customer and client lists, agent and management information, training and procedures, manuals, sales tactics, strategies, financial results and other trade secrets. The Employee will not, at any time during employment or after termination, disclose any confidential information, nor trade in the stock of The DeWolfe Companies, Inc. based upon confidential information, nor use such confidential information in any other manner.

MERGER, SEVERABILITY AND ENFORCEABILITY: This Agreement shall take precedence over any prior arrangement, written or verbal, between Employee and DeWolfe, or any of its affiliates, predecessors or subsidiaries, and any such prior agreements shall be merged herein and have no continuing effect. This Agreement contains all of the agreements of the parties and no subsequent agreements will be effective and enforceable unless a written amendment or substitution to this agreement is signed by Employee and DeWolfe. If any term(s) or provision(s) of this Agreement are deemed to be unenforceable, the remaining terms and provisions hereof shall remain valid and enforceable.

NOTICES: Any notice required under this agreement will be deemed sufficient if mailed or delivered to the parties at the following addresses:

         Employee:         83 Chestnut Street
                           Concord, MA
                           01742

         The DeWolfe Company, Inc.
         80 Hayden Avenue
         Lexington, MA  02173

GOVERNING LAW: This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

Signed this    20th     day of    February     ,  1998.


EMPLOYEE:                                 THE DEWOLFE COMPANY, INC.

     /s/ Richard J. Loughlin               By:       /s/ Paul J. Harrington
--------------------------------               ---------------------------------
Richard J. Loughlin                                Paul J. Harrington, President